Exhibit 10.2

This AMENDED AND RESTATED STOCK OPTION AGREEMENT (the “Restated SOA”) is executed this 30 December 2020 (the “Effective Date”) BY AND BETWEEN:

(1)	Mr. Bernard Lukey, holder of passport No. , an individual citizen of Switzerland (“Manager”), and

(2) OZON HOLDINGS PLC, a public limited company organized under the laws of the Republic of Cyprus, whose registered office is at: 2-4 Arch. Makarios III Avenue, Capital Center, 9th floor, Nicosia, Cyprus (the “Company”); and

The Manager, the Company shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

(A) WHEREAS, the Parties (and one other party) previously entered into the share option agreement (the “SOA”), under which the Manager was granted an option to acquire up to an aggregate of 20,000 Shares with a nominal value of US$0.025 each at a purchase price per Share of US$48.826.

(B) WHEREAS under the terms of the SOA the option is fully vested as at the date of this Agreement.

(C) WHEREAS, the Company converted into a public limited company on October 21, 2020 and completed a public offering of American Depositary Shares representing ordinary shares of the Company on November 27, 2020.

(D) WHEREAS, on October 15, 2020 the share capital of the Company was amended by subdivision of each Ordinary share of USD0.025 each into 25 Ordinary shares of USD0.001 each and accordingly the number of Shares subject to the option is to be adjusted to 500,000 ordinary shares of the Company with an exercise price per share of US$1.95304 (one dollar and ninety-five thousand three hundred four hundred-thousandths) (the “Option”);

Definitions

For the purposes of this Restated SOA:

“Acquisition Date” means the date specified in Clause 2.2.

“Exercise Notice” means a written notice (which may be in electronic form) by the Manager, in the form of notice (including electronic notice) approved by the Compensation Committee.

“ADSs” means American Depositary Shares representing ordinary shares of the Company.

“Board” means the board of directors of the Company.

“Final Exercise Date” means June 10, 2021

“FMV” means the fair market value of a Share, which shall be the average closing price per the Share (or during any period following a listing of ADSs, on a national securities exchange, the average closing price per ADS on the primary exchange on which ADSs are listed, which for so long as ADSs are listed on NASDAQ shall be NASDAQ) calculated over the period of 10 business days immediately prior to the date of determination (as adjusted to account for the ratio of Company Shares to ADSs representing shares of the Company, if necessary).

“Group” means the Company and all Subsidiaries together.

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity;

“Share” means an ordinary share in the capital of the Company.

“SOA” means original Stock Option Agreement entered between the Company, the Manager on July 01, 2009 (as amended).

Clause 1. Restated Option Shares.

The Parties acknowledge and agree that the Option shall be restated as follows:

1.1. Subject to the terms of this Restated Option Agreement, the Manager has an option to acquire at any time prior to the Final Exercise Date up to 500,000 (five hundred thousand) Shares on the terms provided in the Restated SOA (the “Restated Option Shares”) at an exercise price equal to US$1.95304 (one dollar and ninety-five thousand three hundred four hundred-thousandths) per Restated Option Share (the “Exercise Price Per Share”).

Clause 2. Exercise Procedure.

2.1 At any time prior to the Final Exercise Date the Manager may exercise the Option in whole or in part by notifying the Company of his intention to acquire some or all of the Restated Option Shares by delivery of an Exercise Notice, specifying the number of Restated Option Shares in respect of which the Option is being exercised.

2.2 Any exercise of the Option under this Restated Option Agreement will be made on a net basis, such that the Company shall withhold a number of Shares in accordance with the formula set forth in clause 2.4 below.

2.3 As soon as possible after receipt of the Exercise Notice the Company shall issue to the Manager the relevant number of Shares (or ADSs in accordance with Clause 6.8).

2.4 The number of Shares (or ADSs in accordance with Clause 6.8 below) to be issued shall be calculated according to the following formula:

N=S*(X-Y)/X if X>Y and,

N=0 if X=<Y where

N equals the number of Shares to be issued;

X equals the Fair Market Value on the date of the Acquisition Notice;

Y equals the Exercise Price; and

S equals the all of the portion of Restated Option Shares as stated in the Exercise Notice.

Clause 3. Death of the Manager.

In case of the Manager’s death prior to his exercise of the Option, the Manager’s personal representatives (including his heirs by will and operation of law) shall have the right to exercise the Option at any time up to prior to the Final Exercise Date.

Clause 4. Non-transferability of Rights.

4.1 The Restated Option Shares under this Restated SOA are personal to the Manager and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than to the Manager’s representatives in accordance with Clause 3 and 4.2, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights, this Restated SOA and all rights of the Manager herein shall, at the election of the Company, become void.

4.2 The Manager may transfer the right to acquire Shares to (i) the Manager’s spouse or any lineal descendent of the Manager; or (ii) any trust for the benefit of the Manager or his spouse or lineal descendent.

Clause 5. No Special Rights.

Nothing contained in this Restated SOA shall be construed or deemed by any Person under any circumstances to bind the Company to offer or continue any contractual or other arrangement binding the Manager to exercise or perform certain duties for the benefit of the Group for the period within which this Restated SOA is valid.

Clause 6. Miscellaneous.

6.1 Except as provided herein, this Restated SOA may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Manager. The Manager shall have a unilateral right at all times to terminate this Restated SOA upon written notice to the Company.

6.2 All notices under this Restated SOA shall be mailed or delivered by hand to the Parties at their respective addresses set forth beneath their names above or at such other address as may be designated in writing by either of the Parties to one another, unless otherwise expressly provided in this Restated SOA.

6.3 The sale of Company Shares, ADSs, as applicable, held by or on behalf of the Manager after exercise may be subject to certain restrictions as required by law and/or relevant stock exchange rules and implemented by the Board.

6.4 This Restated SOA shall be governed by and construed in accordance with the laws of England and Wales and subject to the exclusive jurisdiction of the courts of England.

6.5 The Manager hereby consents to the collection, use and transfer of personal data as described in this clause. The Manager understands that the Group hold certain personal information about him/her, including but not limited to his/her name, home address and telephone number, date of birth, identification document number, any shares or directorships held in the Company (“Data”). The Manager further understands that the Company will transfer Data as necessary for the purposes of this Restated SOA and may further transfer the Data to any third parties in the course of performance of its obligations under this Restated SOA. The Manager understands that recipients of the Data may be located in Russia, Cyprus or elsewhere. The Manager authorises further recipients to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of performance of this Restated SOA.

6.7 In the event the Company is required by law to withhold or collect any taxes and/or contributions payable in connection with the issuance, conversion or transfer of Shares, the Company shall first notify the Manager and request relevant documentation from the Manager to confirm the Managers tax status and applicability of tax withholding requirements. Further, in the event taxes are withheld then the Company shall provide documentation as requested by Manager to confirm taxes paid to allow for the credit/reimbursement of withheld taxes through relevant fiscal authorities. Notwithstanding the above, the Manager hereby acknowledges and agrees that the responsibility for paying any amounts of tax and/or social security contributions if any attributable to or payable in connection with any event pursuant to this Restated SOA shall remain with and be a liability of the Manager.

6.8 The Manager hereby acknowledges and agrees that Shares, any depositary shares or depositary receipts representing Shares, or any other securities of the Company (the “Securities”) have not been registered in the Russian Federation and will not be “placed”, “publicly placed” or admitted to “public circulation” or otherwise offered in any placement including by means of advertisement, in the Russian Federation (in each case within the meaning of Article 51.1 of the Russian Federal Law “On the Securities Market” No. 39-FZ, dated April 22, 1996, as amended) save for ADSs which have been admitted to “public circulation” in the Russian Federation by virtue of listing on the Moscow Exchange. Unless and until the Securities are registered on a Form S-8 by the Company, the Manager agrees and acknowledges that that the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States, and may not be offered or sold to any U.S. person or within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and of the securities laws of any state or other jurisdiction of the United States; and that it is acquiring the Securities in an offshore transaction exempt from the registration requirements of the Securities Act as provided by Regulation S thereunder. Persons who are deemed to be “affiliates” of the Company under the U.S. securities laws may be subject to further restrictions on transfer, regardless of whether or not the Securities have been registered on a Form S-8 by the Company. In fulfilment of the obligation of the Company to issue the Shares to the Manager under this Restated SOA, the Company may at its sole discretion deliver the number of the Shares which are required to be issued from time to time at any point whilst ADSs are listed on a national securities exchange to the depositary of the Company (from time to time) (the “Depositary”) and the Depositary shall be instructed to deliver to the Manager ADS representing an ownership interest in the Shares and cause the ADS (to the extent not already on deposit) to be included in the book entry transfer system managed by the Depositary and to be credited to the securities account of the Manager with the Depositary. Upon such ADSs being so credited, the Shares shall be considered to have been issued by the Company to the Manager without any further action being required.

6.9 This Restated SOA may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Restated SOA as a deed as of the date first above written.

Executed as a deed for and on behalf of The Company OZON HOLDINGS PLC

By:	/s/ Belova Nadezda

in the presence of:

Witness Signature :	/s/ Efstratiou Niki

Name:	Efstratiou Niki

Occupation:	Accountant

Address:	/address/

Executed as a deed by BERNARD LUKEY

Manager Signature:	/s/

in the presence of:

Witness Signature :	/s/ Nathalie Stolz

Name:	Nathalie Stolz

Occupation:

Address:	/address/